INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

Filed by the Registrant      [ X ]

Filed by a Party other than the Registrant      [      ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ X ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

SYSCOMM INTERNATIONAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
[ ]	Fee paid previously with preliminary materials:
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

Anat Ebenstein
Chief Executive Officer

February 27, 2002

Dear Stockholder:

        We previously mailed to you a notice of the Annual Meeting of the Stockholders of SysComm International Corporation (the “Company”), a proxy card and a proxy statement (the “Proxy Statement”) discussing the proposals which will be presented for your consideration at the Annual Meeting. On February 27, 2002, after we mailed the Proxy Statement to you, Mr. Donald H. Swift resigned as a director of the Company. As a result of the resignation of Mr. Swift, the Board of Directors of the Company has determined that it would be in the best interests of the Company and its stockholders to modify Item 1 contained in the Proxy Statement.

        The Board of Directors has decided not to postpone the Annual Meeting, and the Annual Meeting will continue to be held at the Company’s headquarters, 7 Kingsbridge Road, Fairfield, New Jersey 07004, on March 22, 2002, at 10:30 a.m. Eastern Time. Enclosed with this letter is an Addendum to the Proxy Statement (the “Addendum”) that will describe more specifically the modifications to Item 1 contained in the Proxy Statement you previously received. Other than the additional information contained in the Addendum, there has been no change in the items to be considered by you at the Annual Meeting.

        Your vote is important, regardless of the number of shares you own. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting even if you cannot attend. All stockholders can vote by written proxy card, a copy of which should have been delivered to you with the Proxy Statement. Many stockholders also can vote by proxy via touch-tone telephone from the U.S. and Canada, using the toll-free number on your proxy card, or via the internet using the instructions on your proxy card. In addition, stockholders may vote in person at the meeting, as described above.

         We look forward to seeing you at the Annual Meeting on March 22, 2002.

Sincerely, /s/ ANAT EBENSTEIN ANAT EBENSTEIN

ADDENDUM TO PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 22, 2002

TO THE STOCKHOLDERS OF
SYSCOMM INTERNATIONAL CORPORATION:

        As described in the letter enclosed with this Addendum (the “Addendum”) to the Proxy Statement, this Addendum relates to the resignation of Mr. Donald H. Swift and the modification to Item 1 contained in the Proxy Statement previously sent to stockholders and to be considered at the Annual Meeting of Stockholders of SysComm International Corporation, a Delaware corporation (the “Company”), to be held at the Company’s headquarters, 7 Kingsbridge Road, Fairfield, New Jersey 07004, on March 22, 2002, at 10:30 a.m. Eastern Time. The Proxy Statement was originally mailed to stockholders on or about February 15, 2002. The purpose of this Addendum is to inform stockholders of such resignation, the modifications to Item 1 and certain other matters. To the extent information in this Addendum differs from or conflicts with information contained in this Proxy Statement, then this Addendum shall supercede and replace the Proxy Statement. To the extent certain capitalized terms are used herein and not otherwise defined herein, such terms shall have the meanings ascribed thereto in the Proxy Statement.

General

        This Addendum has been furnished to the holders of common stock of the Company in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Stockholders. It is anticipated that this Addendum will be mailed to stockholders commencing on or about March 1, 2002.

Resignation of Director

        On February 27, 2002, Donald H. Swift resigned from his position as a member of the Board of Directors of the Company. Mr. Swift’s resignation was effective immediately. The Board of Directors has not yet filled the vacancy created on the Board of Directors of the Company by Mr. Swift’s resignation.

Voting at the Annual Meeting

        When the enclosed proxy is properly executed and returned, the shares which it represents will be voted at the Annual Meeting in accordance with the instructions thereon, or if directions are not indicated, then the proxy will be voted FOR the election of such person who may be designated by the Board of Directors to fill the vacancy created by Mr. Swift’s resignation and FOR ratification of the appointment of Jerome C. Artigliere as a member of the Board of Directors of the Company, all as described in the Proxy Statement.

         This Addendum has been approved by the Board of Directors and are being mailed and delivered to stockholders by its authority.

/s/ MICHAEL KRAWITZ MICHAEL KRAWITZ Secretary

Fairfield, New Jersey
February 27, 2002